Exhibit 99.2

FUSEPOINT INC.

Condensed Consolidated Balance Sheet

(Expressed in Canadian dollars)

	Unaudited March 31, 2010	December 31, 2009

Assets

Current Assets:
Cash	$8,678,485	$8,759,168
Trade accounts receivable, less allowance for doubtful accounts of $36,408 (2009-$10,408)	4,080,364	5,066,361
Prepaid expenses and deposits	1,028,219	1,055,237
Other assets	205,119	376,605
Work in process	139,381	88,989

	14,131,568	15,346,360
Restricted cash (note 2)	967,543	997,753
Other assets	903,765	404,200
Intangible assets	451,167	600,271
Property, plant and equipment (note 3)	15,562,295	14,829,528
Goodwill	1,885,184	1,885,184
Deferred income taxes	3,750,000	3,750,000

	$37,651,522	$37,813,296

Liabilities and Shareholders’ Equity

Current liabilities:
Trade accounts payable	$921,954	$924,293
Accrued liabilities (note 4)	2,593,430	3,098,689
Income taxes payable	—	304,955
Deferred revenue	777,692	989,160
Current portion of capital lease obligations (note 5)	2,547,046	2,287,744
Current portion of deferred gain on sale of property (note 6)	830,339	830,339

	7,670,461	8,435,180
Deferred revenue	998,999	993,048
Capital lease obligations (note 5)	4,610,257	4,941,513
Deferred gain on sale of property (note 6)	8,334,445	8,542,030
Warrants liability	651,161	651,161

Total liabilities	22,265,323	23,562,932
Shareholders’ equity (note 7):
Series A convertible preferred stock, par value of $0.001 per share 40,000,000 authorized (2009- 40,000,000) 31,828,684 outstanding (2009- 31,828,684) redeemable at the option of the holder for $51,828,618 (2009-$52,706,885)	43,484,335	43,484,335
Common stock, par value of $0.001 per share 220,000,000 authorized (2009- 220,000,000) 147,992,737 outstanding (2009- 147,984,001)	10,806,090	10,806,081
Additional paid in capital	639,663	639,367
Deficit	(39,543,889)	(40,679,419)

	15,386,199	14,250,364
Commitments (note 11)
Subsequent event (note 13)

	$37,651,522	$37,813,296

See accompanying Notes to Unaudited Consolidated Financial Statements.

FUSEPOINT INC.

Condensed Consolidated Statement of Income

(Expressed in Canadian dollars)

	Unaudited Three Months Ended March 31,
	2010	2009

Revenue	$12,322,109	$11,839,525

Expenses:
Cost of operations	6,788,834	6,112,563
Selling, general and administrative	2,743,655	2,526,876
Amortization	1,388,077	1,650,005
Financing costs	246,154	216,933
Other income	4,615	16,566
Foreign exchange gain	(63,936)	(31,851)

	11,107,399	10,491,092

Income before income taxes	1,214,710	1,348,433

Income taxes (recovery):	79,180	(529,673)

	79,180	(529,673)

Net income	$1,135,530	$1,878,106

See accompanying Notes to Unaudited Consolidated Financial Statements.

FUSEPOINT INC.

Unaudited Condensed Consolidated Statement of Shareholders’ Equity

(Expressed in Canadian dollars)

	Common		Series A Preferred		Additional paid in capital	Accumulated deficit	Total Shareholders’ equity
	Shares	Amount	Shares	Amount
Balance, December 31, 2009	147,984,001	$10,806,081	31,828,684	$43,484,335	$639,367	$(40,679,419)	$14,250,364

Issued on exercise of stock options	8,736	$9	—	$—	$296	$—	$305

Net earnings	—	—	—	—	—	1,135,530	1,135,530

Balance, March 31, 2010	147,992,737	$10,806,090	31,828,684	$43,484,335	$639,663	$(39,543,889)	$15,386,199

See accompanying Notes to Unaudited Consolidated Financial Statements.

FUSEPOINT INC.

Condensed Consolidated Statement of Cash Flows

(Expressed in Canadian dollars)

	Unaudited Three Months Ended March 31,
	2010	2009

Cash provided by (used in):

Operations:
Net income	$1,135,530	$1,878,106
Items not affecting cash:
Amortization of property, plant and equipment and intangible assets	1,388,077	1,650,005
Recognition of gain on sale of property	(207,585)	(207,585)
Unrealized foreign exchange gain	(39,377)	(13,172)
Deferred income taxes	—	(637,500)
Changes in non-cash working capital items (note 12)	156,444	(140,346)
Increase (decrease) in other assets	(499,565)	191,761
Increase (decrease) in deferred revenue	5,951	(294,592)

	1,939,475	2,426,677

Investments:
Decrease in restricted cash	(7,751)	(33,982)
Purchase of property, plant and equipment	(1,242,104)	(2,218,961)

	(1,249,855)	(2,252,943)

Financing:
Payment of capital lease obligations	(726,258)	(1,407,847)
Exercise of stock options	305	—

	(725,953)	(1,407,847)

Foreign exchange on cash held in a foreign currency	(44,350)	4,678

Decrease in cash and cash equivalents	(80,683)	(1,229,435)

Cash, beginning of year	8,759,168	5,671,031

Cash, end of period	$8,678,485	$4,441,596

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$238,007	$216,933
Cash received during the year for interest	4,734	15,511
Cash paid during the year for taxes	397,682	—

See accompanying Notes to Unaudited Consolidated Financial Statements.

FUSEPOINT INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Three months ended March 31, 2010 and 2009

(Expressed in Canadian dollars)

Fusepoint Inc. (the “Company”) was incorporated on March 10, 1999 under the Canada Business Corporations Act. In 2005, the Company was discontinued in Canada pursuant to Section 188 of the Canada Business Corporations Act and was domesticated into the State of Delaware.

The Company is a provider of application and infrastructure managed solutions for enterprises that conduct mission-critical business on the Internet. The Company’s solutions include data centres, network infrastructure, systems monitoring and management, and full application management. The Company’s customers are not concentrated in any one industry. The Company is not dependent on any one supplier. Substantially all of the revenue is generated from customers in Canada.

1. Basis of presentation and significant accounting policies:

These accompanying interim condensed consolidated financial statements are unaudited. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly they do not include all the disclosures required by U.S GAAP for financial statements. In the opinion of management, all adjustments necessary for a fair representation of the financial statements for these interim periods have been included. The results of operations for the three months ended March 31, 2010 and March 31, 2009 are not necessarily indicative of the results expected for the remainder of the fiscal year ending December 31, 2010.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the Company). All intercompany balances and transactions have been eliminated.

The preparation of consolidated interim condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include allowance for doubtful accounts, valuation of goodwill, useful lives and recoverable amounts for property, plant and equipment and intangibles, value of options for stock-based compensation, value of warrants liability, valuation allowance for deferred tax assets and guarantees.

These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2009.

2. Restricted cash:

To satisfy contractual obligations related to premises lease agreements, the lessor keeps certain amounts invested in term deposits as restricted cash which is held in U.S. funds in the amount of approximately $891,458 U.S. and $890,345 U.S. as of March 31, 2010 and December 31, 2009, respectively. Restricted cash is recorded at cost, plus accrued interest which approximates fair value. Amounts are released from restricted cash annually by the lessor, based on achievement of certain financial covenants. During the three months ended March 31, 2010, there were no releases of restricted cash.

The Company has provided a deposit held as collateral in the amount of $62,000 in a long-term guaranteed investment certificate, bearing interest at 0.0010% per annum, maturing May 12, 2010 to satisfy contractual obligations with a utilities service provider.

3. Property, plant and equipment:

	March 31, 2010			December 31, 2009
	Cost	Accumulated amortization	Net book value	Cost	Accumulated amortization	Net book value

Leasehold improvements	$13,901,318	$6,244,445	$7,656,873	$12,714,071	$5,925,627	$6,788,444
Computer	12,656,951	12,182,087	474,864	12,624,090	12,128,331	495,759
Computer software	2,086,018	1,713,629	372,389	2,086,018	1,663,700	422,318
Furniture and fixtures	327,436	290,617	36,819	318,310	287,545	30,765
Office equipment	138,801	116,482	22,319	125,931	115,136	10,795
Equipment under capital lease	17,084,619	10,085,588	6,999,031	16,354,983	9,273,536	7,081,447

	$46,195,143	$30,632,848	$15,562,295	$44,223,403	$29,393,875	$14,829,528

Amortization of property, plant and equipment for the three months ended March 31, 2010 and March 31, 2009 was $1,238,973 and $1,445,505, respectively, including amortization of assets under capital leases of $812,053 and $849,250 for the respective periods.

4. Deferred rent:

The Company records rent expense for premises leases on a straight-line basis over the lease term. At March 31, 2010 and December 31, 2009, deferred rent liability amounts to $1,096,706 and $1,091,657, respectively, which was included in accrued liabilities.

5. Capital lease obligations:

The Company is obligated under capital leases covering various computer equipment and leaseholds that expire at various dates over the next five years.

Amortization of assets held under capital leases is included in amortization expense.

Lease payments under capital leases are summarized as follows:

	March 31, 2010	December 31, 2009

2010	$2,691,054	$2,982,885
2011	3,139,315	2,885,683
2012	1,150,858	1,077,252
2013	525,388	437,617
2014	377,755	2,186,619
2015 and thereafter	1,511,018	—

	9,395,388	9,570,056

Less interest included in capital lease payments (interest rates range from 4.48% to 16.00%)	(2,238,085)	(2,340,799)

	7,157,303	7,229,257

Less current portion of capital lease obligation	2,547,046	2,287,744

	$4,610,257	$4,941,513

The total amount of interest incurred on capital leases in the three months ended March 31, 2010 and 2009 was $238,007 and $216,933, respectively, and has been included in financing costs.

6. Sale-leaseback and deferred gain on sale of property:

In 2006 the Company entered into a sale-leaseback agreement for the sale of its property at 6800 Millcreek Drive, Mississauga for cash proceeds after selling expenses of $17,395,377, resulting in a gain of $12,455,088. Pursuant to the agreement, the Company entered into a 15-year operating lease for the property for the period April 13, 2006 to April 12, 2021. The gain on sale has been deferred and is amortized into income as a reduction of rent expense over the term of the lease.

Rent expense included in cost of operations and selling, general and administrative for the three months ended March 31, 2010 and 2009 was $757,603 and $831,338, respectively, which was reduced in each period by the recognition of $207,585 of the gain on sale of property.

7. Shareholders’ equity:

Series A preferred stock:

The Company has elected to reflect the Series A redeemable preferred stock as equity and not to follow FASB ASC Subtopic 480.10.599 (Emerging Issues Task Force Interpretation D-98: Classification and Measurement of Redeemable Securities) as it is not required for privately owned companies.

The Series A preferred stock are convertible at the option of the holder at any point in time, into common stock on the basis of the ratio that results from dividing (i) the Series A purchase price by (ii) the conversion price of the Series A preferred stock at the time of conversion.

As of March 31, 2010, cumulative unpaid dividends compounded at an annual rate of 7% amounted to $19,497,041 ($19,193,780 U.S.) and at December 31, 2009 $19,254,938 ($18,320,588 U.S.) which have not been accrued in these financial statements.

As at March 31, 2010, the aggregate redemption amount including the stated amount and unpaid dividends was $51,828,618 ($51,022,464 U.S.) and at December 31, 2009 was $52,706,885 ($50,149,272 U.S.), converted at exchange rates prevailing at the balance sheet date.

8. Stock-based compensation plan:

Under the Company’s Stock Option Plan, the Company may grant options to its directors, officers, employees, independent contractors and consultants. The exercise price of each option is in U.S. dollars and is equal to the amount designated in the individual agreement and the options expire within 10 years. Options granted to employees vest on a straight-line basis every three months over a three-year period. Options granted to directors and senior executives vest 25% to 50% after one year, with the balance every three months over a two to three year period thereafter. The options are not transferable and may only be exercised by the optionee.

A summary of the status of the Company stock option plan is presented below:

Number of options
Outstanding, December 31, 2009	17,689,393

Granted	1,225,000
Exercised	(8,736)
Cancelled	(77,700)

Outstanding, March 31, 2010	18,827,957

The Company has determined that the value of common stock on the grant date in first quarter of 2010 was $0.073 (2009 - $0.073) and the fair value of the options at the date of grant for options granted in first quarter of 2010 was approximately $81,000 (2009 – $75,000). This value was estimated using the Black-Scholes option pricing model assuming a risk-free interest rate of 3.43% (2009 – 3.1%), a dividend yield of 0% (2009 - 0%), a volatility of 102.9% (2009 - 104.8%), a weighted average expected life of the options of 10 years and annual rate forfeiture rate of 2%. Volatility is based on similar Companies with publicly traded shares. The Company recorded no stock based compensation expense in the three months ended March 31, 2010 and 2009.

9. Comprehensive income:

The Company has no comprehensive income items other than net income for the periods presented.

10. Guarantees:

In the normal course of business, the Company has entered into agreements that include indemnities in favour of third parties, such as purchase and sale agreements, confidentiality agreements and leasing contracts. These indemnification agreements may require the Company to compensate counterparties for losses incurred by the counterparties as a result of breaches in representation and regulations or as a result of litigation claims or statutory sanctions that may be suffered by the counterparty as a consequence of the transaction or actions of the Company. The terms of these indemnities are not explicitly defined and the maximum amount of any potential reimbursement cannot be reasonably estimated.

The nature of these indemnification agreements prevents the Company from making a reasonable estimate of the maximum exposure due to the difficulties in assessing the amount of liability which stems from the unpredictability of future events and the unlimited coverage offered to counterparties. Historically, the Company has not made any significant payments under such or similar indemnification agreements and therefore no amount has been accrued in the consolidated balance sheet with respect to these agreements. The fair value of the guarantees issued in the current year is not determinable.

11. Commitments:

The Company has several noncancelable operating leases, primarily for premises, that expire over the next fifteen years. These leases generally require the Company to pay all executory costs such as maintenance, property taxes and insurance. Rental payments include minimum rentals plus executory costs.

The Company is committed, under operating leases for premises and has other agreements for service and support for the following minimum future annual payments:

2010	$2,180,933
2011	2,541,408
2012	2,260,708
2013	2,043,857
2014	1,808,336
Thereafter	12,517,848

$23,353,090

12. Statements of cash flows:

Changes in non-cash working capital:

	Three Months Ended March 31,
	2010	2009
Trade accounts receivable	$985,997	$(78,186)
Prepaid expenses and deposits	27,018	854,761
Work in process	(50,392)	70,887
Other assets	171,486	(200,568)
Trade accounts payable	(2,340)	235,066
Accrued liabilities	(458,902)	(1,438,576)
Income taxes payable	(304,955)	107,827
Deferred revenue	(211,468)	308,443

	$156,444	$(140,346)

Changes in non-cash financing activities:

Assets under capital lease of $729,636 and $1,108,854 for the three months ended March 31, 2010 and 2009 were acquired when the Company entered into leases for new computer equipment and leasehold improvements.

13. Subsequent event:

On June 16, 2010, the Company was acquired by Savvis, Inc, pursuant to the Agreement and Plan of Merger (the Merger Agreement) dated May 28, 2010. Pursuant to the Merger Agreement, Savvis acquired Fusepoint for $121.0 million in cash, after adjustment for estimated working capital and debt levels. The Company has evaluated subsequent events from the balance sheet date through the date at which the financial statements were available to be issued, July 27, 2010, and determined there were no further subsequent events to disclose.